UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2005

Commission File Number: 000 - 28305

FAIRCHILD INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	91 - 1880015
(state or other jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

Suite 602, 595 Hornby Street, Vancouver, British Columbia, Canada V6C 1A4
(Address of principal executive offices)

(604) 646-5611
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02 Termination of Material Definitive Agreement.

On April 15, 2005, Fairchild International Corporation (“Fairchild”) entered into four debt assignment agreements whereby Fairchild re-conveyed to Patch International Inc. (“Patch”) all of its interests in the Kerrobert oil field located in Saskatchewan, Canada and all of its interests in the Manahuilla Creek oil and gas prospect in Goliad County, Texas (the “Assignment Agreements”). As consideration for the conveyance, Patch agreed to assume from Fairchild a total of approximately $20,000 in debt from George Tsafalas, Byron Cox, David Stadnyk and Grand Slam Radio Inc. Some of these debts related to costs incurred by Fairchild relating to its oil interests in Kerrobert and Manahuilla Creek.

Kerrobert Oil Field in Saskatchewan, Canada

The Kerrobert oil field referred to above is located in Saskatchewan, Canada in the area known as the Kerrobert in the Viking Formation near the Alberta-Saskatchewan Border. On December 2, 2002 Fairchild entered into a participation agreement with Patch (the “2002 Participation Agreement”) to participate in a sixty well drilling program in Kerrobert. Pursuant to the terms of a farmout and joint operating agreement dated May 1, 2002 between Patch, True Energy Inc. and Arsenal Energy Inc., Patch had the right to earn a 12.5% interest in certain lands (the “Farmout Lands”) by incurring 15.625% of the costs (the "Initial Costs") associated with test wells. Pursuant to the terms of the 2002 Participation Agreement, Fairchild had the right to earn up to a one-third (1/3) share of Patch’s interest (the "Partial Interest"), being a 4.167% interest in the 10 test wells in consideration of incurring an equal portion of the costs to a maximum of 5.208% of the costs associated with the test wells. In order for Fairchild to earn the Partial Interest, it was to pay for costs otherwise to be incurred by Patch pursuant to the terms of the Farmout Agreement, equal to the amount of the Partial Interest to be earned by Fairchild (the "Partial Costs") and Fairchild was to pay such Partial Costs as and when requested by Patch in order that Patch might fulfil its obligations under the Farmout Agreement in respect of the Partial Costs provided that, if Fairchild failed to make such payments, its right to earn the Partial Interest would cease and the agreement was to be terminated. Fairchild failed to make all of such payments.

On February 10, 2003, Fairchild entered into another participation agreement with Patch in order to earn a partial interest in a further 9 well drill program (the "Feb 2003 Participation Agreement").

On April 3, 2003, Fairchild entered into an amendment agreement (the "Amendment Agreement") to the 2002 Participation Agreement dated February 10, 2003 with Patch. Patch had confirmed with Fairchild that its ability to continue to earn a 12.5% interest in any wells drilled on certain lands located in the Kerrobert area of Saskatchewan, Canada, under the terms of a Farmout and Joint Operation Agreement with Arsenal Energy and True Energy, as operator, were contingent upon Patch paying 15.625% of the costs associated with such wells. The Amendment Agreement provided that Fairchild was obligated to incur 2.5% of the costs associated with the second 9 well drill program on the Farmout Lands in order to earn a 1.75% interest in such wells, as opposed to incurring 1.75% of the costs as the original participation agreement provided for, reflecting the increased costs to which Patch had been subject.

On November 5, 2003, Fairchild entered into a participation agreement with Patch in order to earn a 6.75% working interest in future oil wells in the Kerrobert drilling program in consideration of incurring 8.4375% of the costs associated with any such subsequent wells (the “Nov 2003 Participation Agreement 2”).

The Assignment Agreements dated April 15, 2005 and attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 re-convey all of Fairchild’s interests in the oil well in Kerrobert area of Saskatchewan, Canada to Patch, effectively terminating the Participation Agreement, the Feb 2003 Participation Agreement and the Nov 2003 Participation Agreement.

Manahuilla Creek Oil and Gas Prospect in Goliad County, Texas, USA

On November 6, 2003 Fairchild entered into a participation agreement with Patch to participate in an oil and gas prospect located in Goliad County, Texas (“Texas Participation Agreement”). Patch holds an agreement with PB Energy USA, Inc. ("PB") whereby Patch has a right to acquire a 3.75% participating working interest in a test well and the oil and gas lands leased by PB in Goliad County by paying 5% of the acquisition costs ($15,000), 5% of the costs of the test well and 3.75% of the costs relating to the development of the oil and gas lands. Under the Texas Participation Agreement Fairchild had a right to earn one-half of Patch's interest (1.875%) by paying one-half of Patch's costs.

The Assignment Agreements dated April 15, 2005 and attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 re-convey to Patch all of Fairchild’s interests in the oil and gas prospect in Manahuilla Creek located in Goliad County, Texas, effectively terminating the Texas Participation Agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are included as part of this report:

Exhibit
Number	Description

10.1	Assignment Agreement with David Stadnyk, Patch and Fairchild
10.2	Assignment Agreement with George Tsafalas, Patch and Fairchild
10.3	Assignment Agreement with Grand Slam Radio Inc., Patch and Fairchild
10.4	Assignment Agreement with Byron Cox, Patch and Fairchild

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRCHILD INTERNATIONAL
Date: April 21, 2005	CORPORATION.
(Registrant)

	By:	/s/ Anish Somani
Anish Somani, Director, President,
Chief Executive Officer,
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

10.1	Assignment Agreement with David Stadnyk, Patch and Fairchild
10.2	Assignment Agreement with George Tsafalas, Patch and Fairchild
10.3	Assignment Agreement with Grand Slam Radio Inc., Patch and Fairchild
10.4	Assignment Agreement with Byron Cox, Patch and Fairchild